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                                                                      EXHIBIT 23


DELOITTE & TOUCHE LLP
250 East Fifth Street        Telephone:  (513) 784-7100
P.O. Box 5340
Cincinnati, Ohio 45201-5340





INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-55553 of the Fifth Third Bancorp on Form S-8 of our report dated June 16, 1995, appearing in this Annual Report on Form 11-K of the Fifth Third Bancorp Master Profit Sharing Plan for the year ended December 31, 1994.


/s/Deloitte & Touche LLP


Cincinnati, Ohio
June 26, 1995